AMENDMENT NUMBER THREE TO CREDIT AGREEMENT
This Amendment Number Three to Credit Agreement (“Amendment”) is entered into as of March 30, 2012, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent’’), on the one hand, and SILICON GRAPHICS INTERNATIONAL CORP., a Delaware corporation (“Parent”), SILICON GRAPHICS FEDERAL, INC., a Delaware corporation (“Silicon Federal”); and together with Parent each individually a “Borrower”, and individually and collectively, jointly and severally, the ‘‘Borrowers’’), and the undersigned Guarantor, on the other hand, with reference to the following facts:
A.     Borrowers, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of December 5, 2011 (as amended from time to time, the “Agreement”).
B.     Borrowers have requested that Agent and Lenders make certain amendments to the Agreement as provided for and on the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:
1.    DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.
2.    AMENDMENTS,
(a)    Schedule 1.1 or the Agreement is amended by deleting the definition of the “Fixed Charge Coverage Ratio” set forth therein in its entirety and replacing it with the following:
‘‘Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries for any 12 month period ending on the measurement date (other than the measurement date ending March 30, 2012, for which such determination shall be for the 9 month period ending on such measurement date) the ratio of (a) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period.
(b)    Schedule 1.1 of the Agreement is amended by deleting the definition of “EBITDA” set forth therein in its entirety and replacing it with the following:
“EBIDTA” means, with respect to any fiscal period, Parent’s consolidated net earnings (or loss), minus extraordinary gains, interest income, plus non-cash extraordinary losses, non-cash stock compensation expenses, interest expense, income taxes, fees and expenses incurred in connection with the entry into this Agreement, expenses incurred in connection with Permitted Acquisitions, cash expenses related to merger and acquisition transactions and restructuring not to exceed $1,000,000 in the aggregate per fiscal year, non-cash realized losses and impairment of investments, depreciation and amortization for such period, and actual restructuring expenses, not to exceed a maximum of $17,000.000, incurred during the period of April 1, 2012 through June 28, 2013 in connection with the European Restructure, in each case, determined on a consolidated basis in accordance with GAAP. For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), (a) if at any time during such

Reference Period (and after the Closing Date), Parent or any of its their Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Parent and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period, and (b) EBITDA for the fiscal quarter ended March 25, 2011, shall be deemed to be $982,000; (c) EBITDA for the fiscal quarter ended June 24, 2011, shall be deemed to be negative $5,397,000, and (d) EBITDA for the fiscal quarter ending September 30, 2011 and each fiscal quarter thereafter, shall be based on actual EBITDA.
(c)    Schedule 1.1 of the Agreement is amended by adding the following definition of “European Restructure” as set forth below in proper alphabetical:
“European Restructure” means Parent’s restructure or its European operations, as publically announced March 21, 2012, to reduce its and its Subsidiaries’ operating expenses in Europe.
(d)    The table set forth in Section 7 or the Agreement is amended by deleting such table in its entirety and replacing it with the following:

Applicable Ratio	Applicable Period
1.10:1.00	For the 12 month period ending December 31, 2011
1.10:1.00	For the 9 month period ending March 30, 2012
1.10:1.00	For the 12 month period ending June 30, 2012 and for each 12 month period ending as of the last day of each quarter thereafter

(e)    Clause (a) set forth in Schedule 5.1 of the Agreement is amended by deleting such clause in its entirety and replacing it with the following:
“(a) an unaudited consolidated balance sheet and income statement covering Parent’s and its Subsidiaries’ operations during such period.”
3.    REPRESENTATIONS AND WARRANTIES. Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).
4.    NO DEFAULTS. Each Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.
5.    CONDITIONS PRECEDENT. The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of a fully executed copy of this Amendment from each party hereto.

6.    REAFFIRMATION. Each Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in the Security Agreement.
7.    COSTS AND EXPENSES. Borrowers shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
8.    LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
9.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.
10.    REAFFIRMATION OF GUARANTY. The undersigned Guarantor hereby reaffirms and agrees that: (a) the Guaranty and the Loan Documents to which it is a party shall remain in full force and effect (including, without limitation, any security interests granted therein) after this Amendment is consummated as if consummated contemporaneously therewith; (b) nothing in the Loan Documents to which it is a party obligates Agent or the Lenders to notify the undersigned of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents; and (c) no requirement to so notify either the undersigned or to seek the undersigned’s reaffirmations in the future shall be implied by this Section 10.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
SILICON GRAPHICS INTERNATIONAL CORP.,
a Delaware corporation

By:    /s/ James Wheat
Title:    Chief Financial Officer

SILICON GRAPHICS FEDERAL, INC.,
a Delaware corporation

By:    /s/ James H. Brinker
Title:    President – SGI Federal

SGI INTERNATIONAL, INC.,
a Delaware corporation

By:    /s/ James Wheat
Title:    Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent and as a Lender

By:    /s/ Amelie Yehros
Title:    Senior Vice President